EXHIBIT 4



                 A copy of the existing bylaws of the trustee.


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                               RESTATED BYLAWS OF
                            ZIONS FIRST NATIONAL BANK
         Organized Under the National Banking Laws of the United States


                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         Section 1.1. Annual Meeting. The regular annual meeting of the shareholders of Zions First National Bank, a national banking association (the "Association") for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Head Office of the Association, No. One Main Street, City of Salt Lake City, or such other place as the Board of Directors may designate, at 10:00 o'clock, on the second Wednesday of February of each year, or such other time as may be determined by the Board of Directors. Notice of such meetings shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at their address appearing on the books of the Association. The Chairman and Secretary of the Board of Directors currently serving in their respective capacities, shall serve as the Chairman and Secretary of the Annual Meeting of Shareholders. If, for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

         Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less dim twenty-five percent of the stock of the Association. The current Chairman and Secretary of the Board of Directors shall serve as the Chairman and Secretary of any meeting, duly called, as provided by law. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid not less than ten days prior to the date fixed for such meeting, to each shareholder at their address appearing on the books of the Association, a notice stating the purpose of the meeting.

         Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying

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shareholder;  and (e) the number of shares of capital  stock of the  Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in the Chairman's discretion, be disregarded and upon the Chairman's instruction, the vote tellers may disregard all votes cast for each such nominee.

         Section 1.4. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Cashier a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the results thereof.

         Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting; proxies shall be dated and shall be filed with the records of the meeting.

         Section 1.6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                   ARTICLE II

                                    DIRECTORS

         Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

         Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof-, provided, however, that a majority of the full Board may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

         Section 2.3. Term. The directors of the Association shall hold office for one year or until their successors are elected and have qualified.


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         Section 2.4.  Oath.  Each person elected or appointed a director of the
Association must take the oath of such office in the form prescribed by the Comptroller of the Currency. No person elected or appointed a director of the Association shall exercise the functions of such office until said person shall have taken such oath.

         Section 2.5. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board,, or at a special meeting called for that purpose.

         Section 2.6. Organization Meeting. The Cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. The Chairman and Secretary of the Board currently serving in their respective capacities shall serve as the Chairman and Secretary of the Organization Meeting. If, at the time fixed for such meetings, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 2.7. Regular Meetings. The regular meetings of the Board shall be held, without notice, at 10:00 a.m. on the second Wednesday of each month. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

         Section 2.8. Special Meetings. Special meetings of the Board may be called by the Chairman, any Vice-Chairman, or the President of the Association, or at the request of three (3) or more directors. Each member of the Board shall be given notice, stating the time and place, by telegram, letter, or in person of each such special meeting.

         Section 2.9. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.


                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     The Board may appoint, from time to time, committees of one or more persons for such purposes and with such powers as the Board may determine.


                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         Section 4. 1. Chairman of the Board. The Board shall appoint one of its members to be Chairman of the Board (the "Chairman") to serve at the pleasure of the Board. The Chairman shall preside at all meetings of the Board. The Chairman shall supervise the carrying out

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of the  policies  adopted or  approved  by the Board.  The  Chairman  shall have general executive powers, as well as the specific powers conferred by these Bylaws. The Chair-man shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the Chairman by the Board.

         Section 4.2. Vice Chairman of the Board. The Board shall have the right to appoint one or more of its members to be Vice Chairman of the Board (the "Vice Chairman"), to serve at the pleasure of the Board. The Vice Chairman may preside at all meetings of the Board in the absence of the Chairman. The Vice Chairman shall also have and may exercise all powers and duties as from time to time may be conferred upon or assigned to the Vice Chairman by the Board.

         Section 4.3. President. The Board shall appoint one of its members to be President of the Association (the "President"). In the absence of the Chairman and Vice Chairman, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties which by law, regulation, or practice pertain to the office of the President, or conferred by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to the President by the Board. The President shall hold this office for the current year for which the Board of which the President shall be a member was elected, unless the President shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board.

         Section 4.4. Executive Vice Presidents. The Board may appoint one or more Executive Vice Presidents. The Executive Vice Presidents shall have and exercise such duties as may be delegated or conferred by the Board, and one of them may be designated by the Board or the Executive Committee to exercise the duties of the President in the event of the absence and unavailability of the President.

         Section 4.5. Senior Vice Presidents. The Board may appoint Senior Vice Presidents who shall have and exercise such duties as may be delegated to or conferred by the Board, the Chairman , a Vice Chairman, or the President.

         Section 4.6. Vice Presidents. The Board may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to the Vice President by the Board or any of the above named officers of the Association.

         Section 4.7. Secretary. The Board shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Association, and who shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws. The Secretary shall be custodian of the corporate seal, records, documents and papers of the Association. The Secretary shall also perform such other duties as may be assigned, from time to time, by the Board. The offices and duties of Secretary and Cashier may be combined.

     Section 4.8. Cashier. The Board shall appoint a Cashier of the Association. The Cashier shall provide for the keeping of proper records of all transactions of the Association, and shall have and may exercise any and all other powers and duties which by law, regulation or practice, pertain to the office of Cashier, or conferred by these

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     Bylaws.  The  Cashier  shall  also  perform  such  other  duties  as may be assigned, from time to time, by the Board. The offices and duties of Secretary and Cashier may be combined.

         Section 4.9. Other Officers. In addition to the above named officers, the Board may appoint other persons as officers, including but not limited to Controller, Second Vice Presidents, Assistance Vice Presidents, Trust Officers, Assistant Secretaries, Assistant Cashiers, Managers and Assistant Managers of Branches and such other officers and Attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several divisions and/or offices, or as may be conferred upon or assigned by the Board, the President or Executive Vice Presidents.

         Section 4. 10. Clerks and Aunts. The Board empowers the President and such officers as the President may designate to appoint Paying Tellers, Receiving Tellers, Note Tellers, Vault Custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the Association, and to define their duties, conditions of employment, fix salaries to be paid and dismiss them.


                                    ARTICLE V

                                 TRUST DIVISION

     Section 5.1. Trust Division. There shall be a division of the Association known as the Trust Division which shall perform both fiduciary and non-fiduciary responsibilities of the Association.

         Section 5.2. Senior Trust Officer. There shall be a Senior Trust Officer of this Association whose duties shall be to manage, supervise and direct all the activities of the Trust Division. The Senior Trust Officer shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Division in accordance with provisions of law and applicable regulations. The Senior Trust Officer shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Senior Trust Officer shall be responsible for all assets and documents held by the Association in connection with fiduciary matters being administered by the Trust Division.

         The Board may appoint such officers of the Trust Division as it may deem necessary, with such duties as may be assigned.

         Section 5.3. Trust Division Files. There shall be maintained in the Trust Division files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         Section 5.4. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

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                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

         Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer record shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to their shares, succeed to all rights and liabilities of the prior holder of such shares.

         Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer duly appointed by the Board as an authorized officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the records of the Association properly endorsed.


                                   ARTICLE VII

                                 CORPORATE SEAL

         Section 7.1. The President, the Cashier, the Secretary, or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS


         Section 8.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

         Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman, or the President, or any Executive Vice President, or any Senior Vice Presidents, or any Vice President, or the Secretary, or the Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer. Any such instrument may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this
Section 8.2 are supplementary to any other provisions of these Bylaws.

         Section 8.3. Records. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the Board, standing committees of the Board, shall be recorded in appropriate

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minute books  provided for that  purpose.  The minutes of each meeting  shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting.

         Section 8.4 Payment of Ransom. Any funds paid to accomplish the release, whether or not achieved, of a director, officer or other employee of the Association (or any subsidiary of the Association) or any member of their family as the result of a ransom demand, shall be considered as an expense to the Association in its efforts to safeguard the lives of any director, officer or other employee which the Association considers to be its obligation. In no way shall such funds so paid be considered as remuneration to the person so ransomed, nor to the person receiving the ransom demand.


                                   ARTICLE IX

                                     BYLAWS

         Section 9.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Head Office of the Association, and shall be open for inspection to all shareholders, during banking hours.

     Section 9.2. Amendments. The Bylaws may be amended, altered or repealed at any meeting of the Board, by a vote of a majority of the whole number of the directors.


         I, Gary L. Anderson, CERTIFY that: (1) 1 am the duly constituted Secretary of Zions First National Bank, and as such officer am the official custodian of its records; (2) the foregoing Bylaws are the Bylaws of said Association, and all of them, as now lawfully are in force and effect.


         IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of the said Association, in the City of Salt Lake, on this 15th day of September 1994.


                                           /s/ Gary L. Anderson
                                           --------------------





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              AMENDMENT TO THE BYLAWS OF ZIONS FIRST NATIONAL BANK

                                 April 10, 1996

         "RESOLVED, that the Board of Directors hereby adopts the following as an amendment to the Restated Bylaws of Zions First National Bank dated September 15, 1994. The following is a new Section 8.5 of the Restated Bylaws of Zions First National Bank:


         Section 8.5. Law to Govern Corporate Procedure. To the extent not inconsistent with federal banking statutes and regulations, or safe and sound banking practices, Zions First National Bank elects to follow the corporate governance procedures of the State of Utah.




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